Westfield Financial, Inc. 8-K

Exhibit 99.1

For further information contact:
James C. Hagan, President & CEO
Leo R. Sagan, Jr., CFO
Meghan Hibner, VP Investor Relations Officer
413-568-1911

WESTFIELD FINANCIAL, INC. REPORTS RESULTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2015 AND DECLARES QUARTERLY DIVIDEND

Loan growth continues to be strong at 12.9% year-over-year

Westfield, Massachusetts, January 27, 2016: Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.4 million, or $0.08 per basic and diluted share, for the quarter ended December 31, 2015, compared to $1.7 million, or $0.09 per basic and diluted share, for the quarter ended December 31, 2014. For the year ended December 31, 2015, net income was $5.7 million, or $0.33 per basic and diluted share, compared to $6.2 million, or $0.34 per basic and diluted share, for the same period in 2014.

Selected financial highlights for fourth quarter 2015 include:

●	Total loans increased $93.5 million, or 12.9%, to $818.2 million at December 31, 2015 compared to $724.7 million at December 31, 2014. This was primarily due to increases in residential loans of $63.8 million, commercial real estate loans of $24.6 million and commercial and industrial loans of $2.5 million. On a sequential-quarter basis, total loans increased $11.3 million, or 1.4%, during the fourth quarter of 2015. This was due to an increase in residential loans of $7.4 million and commercial real estate loans of $7.3 million. Commercial and industrial loans decreased $3.4 million primarily due to a decrease in the line of credit utilization during the fourth quarter 2015.

●	Securities decreased $72.9 million, or 14.3%, to $435.9 million at December 31, 2015, compared to $508.8 million at December 31, 2014. On a sequential-quarter basis, securities decreased $20.0 million, or 4.4% at December 31, 2015, compared to $455.9 million at September 30, 2015. The decreases in securities during both periods were due to the sales of securities to fund loan growth.

●	Net interest and dividend income increased $275,000 to $8.2 million for the quarter ended December 31, 2015 compared to $7.9 million for the comparable 2014 period. On a sequential-quarter basis, net interest and dividend income decreased $7,000 for the quarter ended December 31, 2015, compared to the quarter ended September 30, 2015. On a sequential quarter basis, the net interest margin increased 5 basis points to 2.58%, compared to 2.53% for the quarter ended September 30, 2015.

●	Noninterest expense increased $494,000 to $7.0 million for the quarter ended December 31, 2015 compared to the fourth quarter of 2014. On a sequential-quarter basis, noninterest expense increased $123,000 from $6.9 million for the third quarter 2015. The efficiency ratio, excluding non-core items, was 74.4% for the fourth quarter of 2015, compared to 73.7% for the quarter ended September 30, 2015.

President and CEO, James C. Hagan stated, “The financial results for 2015 demonstrate a number of positive trends resulting from our continued focus on executing on our strategic initiatives. With strong annual loan and deposit growth of 12.9% and 7.9%, respectively, we continue to grow our core customer franchise and our shareholder value. As we grow, we remain just as committed to our strong credit culture, as evidenced by our consistently low levels of nonperforming assets and charge-offs. At the same time, we have actively worked to restructure our balance sheet, reducing securities 14.3% for the year 2015. This strategy has resulted in positive trends in net interest income for the full year 2015.”

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Hagan continued, “We have had positive customer reception to our brand of banking in the Connecticut market. Our Enfield branch, which opened in November 2014, and Granby branch, which opened in 2013, have combined deposits of over $45.0 million. With our strategic expansion into Connecticut, our objective is to continue developing loan and deposit relationships. We have an experienced, disciplined, regional leadership team prepared to take advantage of continued opportunities for organic growth and expansion into demographically attractive markets.”

Additional Income Statement Discussion

Net interest and dividend income increased $614,000 to $31.7 million for the year ended December 31, 2015, as compared to $31.1 million for the year ended December 31, 2014. The net interest margin for the year ended December 31, 2015 decreased 7 basis points to 2.53%, as compared to 2.60% for the same period in 2014. This was a result of a decrease of 3 basis points in the yield on average interest-earning assets along with a 4 basis point increase in the cost of average interest-bearing liabilities.

Non-interest income increased $165,000 to $1.2 million for the quarter ended December 31, 2015, compared to $1.1 million for the quarter ended December 31, 2014. For the year ended December 31, 2015, non-interest income increased $405,000 to $4.9 million, compared to $4.5 million for the same period in 2014. For the year ended December 31, 2015, non-interest income included a $130,000 one-time credit pertaining to a vendor contract renegotiation.

Non-interest expense increased $1.5 million to $27.4 million from $25.9 million for the year ended December 31, 2015, compared to the same period in 2014. Salaries and benefits increased $701,000 and occupancy expense increased $163,000. This was driven, in part, by annual increases in benefits expenses and the addition of the Enfield branch, which opened in November 2014. The efficiency ratio, excluding non-core items, was 75.5% and 73.6% for the years ended December 31, 2015 and 2014, respectively.

Additional Balance Sheet Discussion

Total deposits increased $66.2 million, or 7.9%, to $900.4 million at December 31, 2015, compared to $834.2 million at December 31, 2014. This was primarily due to increases in term accounts of $38.0 million, money market accounts of $15.3 million, checking accounts of $12.7 million and savings accounts of $254,000. The increase in term accounts from December 31, 2014 includes $17.5 million in brokered and listing service deposits, which provide a diversified, low cost funding source. Total deposits decreased $8.6 million, or 1.0%, to $900.4 million at December 31, 2015, compared to $909.0 million at September 30, 2015. In addition, short-term borrowings and long term debt decreased $44.7 million, or 13.7%, to $281.8 at December 31, 2015 from $326.5 million at December 31, 2014. On a sequential-quarter basis, short-term borrowings and long term debt decreased $5.8 million, or 2.0%, to $281.8 million at December 31, 2015, compared to $287.6 million at September 30, 2015.

Shareholders’ equity was $139.5 million at December 31, 2015 and $139.6 million at September 30, 2015, which represented 10.4% and 10.3% of total assets at December 31 and September 30, 2015, respectively. The decrease in shareholders’ equity during the quarter reflects the repurchase of 130,298 shares of common stock for $1.0 million (an average price of $7.84 per share), a decrease in accumulated other comprehensive income of $192,000, and the payment of a quarterly dividend of $518,000. This was offset by net income of $1.4 million for the quarter ended December 31, 2015.

On March 13, 2014, the Company announced a repurchase program under which it may repurchase up to 1,970,000 shares, or 10% of its outstanding common stock. At December 31, 2015, there were 484,668 shares remaining under this repurchase program.

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Credit Quality

The allowance for loan losses was $8.8 million, $8.4 million and $7.9 million at December 31, 2015, September 30, 2015 and December 31, 2014, representing 1.08%, 1.04% and 1.10% of total loans, respectively. This represents 109.4%, 114.0% and 90.0% of nonperforming loans, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	December 31,	September 30,	December 31,
	2015	2015	2014
	(In thousands)

Balance, beginning of period	$8,372	$8,295	$7,695
Provision	475	150	275
Charge-offs	(65)	(85)	(35)
Recoveries	58	12	13
Balance, end of period	$8,840	$8,372	$7,948

Provision for loan losses expense was $475,000 for the fourth quarter 2015, compared to $275,000 for the comparable 2014 period. Although still performing, two commercial loan relationships were downgraded to a higher risk profile for allowance purposes, which resulted in an increase of $230,000 in the provision during the fourth quarter 2015.

Nonperforming loans were $8.1 million and $7.3 million, representing 0.99% and 0.91% of total loans at December 31, 2015 and September 30, 2015, respectively. Loans delinquent 30 – 89 days decreased $3.0 million to $2.9 million at December 31, 2015 from $5.9 million at September 30, 2015. There are no loans 90 or more days past due and still accruing interest.

Declaration of Quarterly Dividend

The Board of Directors approved the declaration of a quarterly cash dividend of $0.03 per share. The dividend is payable on February 24, 2016 to all shareholders of record on February 10, 2016.

About Westfield Financial, Inc.

Westfield Financial, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Westfield Financial and its subsidiaries are headquartered in Westfield, Massachusetts and operate through 13 banking offices located in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts, and Granby and Enfield, Connecticut.  To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Other Data

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2015	2015	2015	2015	2014	2015	2014
INTEREST AND DIVIDEND INCOME:
Loans	$8,072	$7,849	$7,371	$7,229	$7,331	$30,521	$27,843
Securities	2,609	2,997	3,049	2,885	3,079	11,541	12,889
Other investments - at cost	133	126	69	68	59	396	246
Federal funds sold, interest-bearing deposits and other short-term investments	6	2	5	6	2	18	13
Total interest and dividend income	10,820	10,974	10,494	10,188	10,471	42,476	40,991

INTEREST EXPENSE:
Deposits	1,436	1,414	1,380	1,341	1,300	5,571	5,177
Long-term debt	889	1,083	1,092	1,070	1,119	4,133	4,326
Short-term borrowings	342	317	243	187	174	1,090	420
Total interest expense	2,667	2,814	2,715	2,598	2,593	10,794	9,923

Net interest and dividend income	8,153	8,160	7,779	7,590	7,878	31,682	31,068

PROVISION FOR LOAN LOSSES	475	150	350	300	275	1,275	1,575

Net interest and dividend income after provision for loan losses	7,678	8,010	7,429	7,290	7,603	30,407	29,493

NONINTEREST INCOME:
Service charges and fees	865	789	840	638	659	3,132	2,617
Income from bank-owned life insurance	378	374	407	367	374	1,527	1,523
Loss on prepayment of borrowings	—	(429)	(278)	(593)	—	(1,300)	—
Gain on sales of securities, net	(1)	414	276	817	44	1,506	320
Total noninterest income	1,242	1,148	1,245	1,229	1,077	4,865	4,460

NONINTEREST EXPENSE:
Salaries and employees benefits	3,822	3,903	3,863	3,821	3,643	15,410	14,709
Occupancy	795	784	818	840	821	3,239	3,076
Data processing	582	636	559	585	616	2,361	2,341
Professional fees	623	596	488	472	447	2,178	1,936
FDIC insurance	208	212	188	193	205	800	713
Other	960	736	949	800	764	3,445	3,134
Total noninterest expense	6,990	6,867	6,865	6,711	6,496	27,433	25,909

INCOME BEFORE INCOME TAXES	1,930	2,291	1,809	1,808	2,184	7,839	8,044

INCOME TAX PROVISION	529	680	445	470	523	2,124	1,882
NET INCOME	$1,401	$1,611	$1,364	$1,338	$1,661	$5,715	$6,162

Basic earnings per share	$0.08	$0.09	$0.08	$0.08	$0.09	$0.33	$0.34
Weighted average shares outstanding	17,329,248	17,461,472	17,519,562	17,684,498	17,718,143	17,497,620	18,183,739
Diluted earnings per share	$0.08	$0.09	$0.08	$0.08	$0.09	$0.33	$0.34
Weighted average diluted shares outstanding	17,329,248	17,461,472	17,519,562	17,684,498	17,718,143	17,497,620	18,183,739

Other Data:
Return on average assets (1)	0.41%	0.47%	0.41%	0.41%	0.50%	0.42%	0.48%
Return on average equity (1)	3.99%	4.69%	3.89%	3.82%	4.57%	4.10%	4.18%
Efficiency ratio (2)	74.39%	73.66%	76.06%	78.08%	72.90%	75.49%	73.59%
Net interest margin	2.58%	2.53%	2.50%	2.52%	2.56%	2.53%	2.60%
(1) Annualized.
(2) The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest and dividend income and noninterest income, excluding gain and loss on sale of securities, gain on bank-owned life insurance death benefit and loss on prepayment of borrowings.

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WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets and Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Cash and cash equivalents	$13,703	$21,980	$13,694	$12,719	$18,785
Securities available for sale, at fair value	182,590	191,324	245,004	233,591	215,750
Securities held to maturity, at cost	238,219	248,757	256,303	266,718	278,080
Federal Home Loan Bank of Boston and other restricted stock - at cost	15,074	15,839	15,372	14,934	14,934

Loans	818,213	806,893	759,382	730,354	724,686
Allowance for loan losses	8,840	8,372	8,295	8,035	7,948
Net loans	809,373	798,521	751,087	722,319	716,738

Bank-owned life insurance	50,230	49,852	49,477	49,070	48,703
Other assets	30,741	30,942	30,749	29,660	27,106
TOTAL ASSETS	$1,339,930	$1,357,215	$1,361,686	$1,329,011	$1,320,096

Total deposits	$900,363	$909,041	$897,714	$873,303	$834,218
Short-term borrowings	128,407	121,222	111,251	82,625	93,997
Long-term debt	153,358	166,407	195,772	212,637	232,479
Other liabilities	18,336	20,937	17,124	20,156	16,859
TOTAL LIABILITIES	1,200,464	1,217,607	1,221,861	1,188,721	1,177,553

TOTAL SHAREHOLDERS’ EQUITY	139,466	139,608	139,825	140,290	142,543

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,339,930	$1,357,215	$1,361,686	$1,329,011	$1,320,096

Book value per share	$7.63	$7.59	$7.56	$7.56	$7.61

Other Data:
30- 89 day delinquent loans	$2,876	$5,882	$1,744	$1,973	$3,821
Nonperforming loans	8,080	7,347	8,013	8,340	8,830
Nonperforming loans as a percentage of total loans	0.99%	0.91%	1.06%	1.14%	1.22%
Nonperforming assets as a percentage of total assets	0.60%	0.54%	0.59%	0.63%	0.67%
Allowance for loan losses as a percentage of nonperforming loans	109.41%	113.95%	103.52%	96.34%	90.01%
Allowance for loan losses as a percentage of total loans	1.08%	1.04%	1.09%	1.10%	1.10%

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The following tables set forth the information relating to our average balances and net interest income for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014, and the years ended December 31, 2015 and 2014, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average		Avg Yield/	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$806,519	$8,102	4.02%	$788,637	$7,879	4.00%	$721,528	$7,363	4.08%
Securities(2)	429,571	2,654	2.47	481,360	3,068	2.55	494,519	3,181	2.57
Other investments - at cost	16,374	133	3.25	16,963	126	2.97	16,202	59	1.46
Short-term investments(3)	13,660	6	0.18	7,704	2	0.10	9,721	2	0.08
Total interest-earning assets	1,266,124	10,895	3.44	1,294,664	11,075	3.42	1,241,970	10,605	3.42
Total noninterest-earning assets	80,868			76,614			75,286

Total assets	$1,346,992			$1,371,278			$1,317,256

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing accounts	$28,745	17	0.24	$34,725	20	0.23	$38,138	22	0.23
Savings accounts	75,426	20	0.11	75,943	20	0.11	75,928	20	0.11
Money market accounts	242,165	204	0.34	239,112	198	0.33	233,582	220	0.38
Time certificates of deposit	402,837	1,195	1.19	398,238	1,176	1.18	348,928	1,038	1.19
Total interest-bearing deposits	749,173	1,436		748,018	1,414		696,576	1,300
Short-term borrowings and long-term debt	285,687	1,231	1.72	320,712	1,400	1.75	324,394	1,293	1.59
Interest-bearing liabilities	1,034,860	2,667	1.03	1,068,730	2,814	1.05	1,020,970	2,593	1.02
Noninterest-bearing deposits	153,969			149,626			138,311
Other noninterest-bearing liabilities	18,992			16,755			13,802
Total noninterest-bearing liabilities	172,961			166,381			152,113

Total liabilities	1,207,821			1,235,111			1,173,083
Total equity	139,171			136,167			144,173
Total liabilities and equity	$1,346,992			$1,371,278			$1,317,256
Less: Tax-equivalent adjustment(2)		(75)			(101)			(134)
Net interest and dividend income		$8,153			$8,160			$7,878
Net interest rate spread(4)			2.41%			2.37%			2.40%
Net interest margin(5)			2.58%			2.53%			2.56%
Ratio of average interest-earningassets to average interest-bearing liabilities			122.35			121.14			121.65

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	For the Years Ended December 31,
	2015			2014
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$766,548	$30,646	4.00%	$683,064	$27,989	4.10%
Securities(2)	472,616	11,832	2.50	504,532	13,299	2.64
Other investments - at cost	16,509	396	2.40	16,597	246	1.48
Short-term investments(3)	12,067	18	0.15	13,749	13	0.09
Total interest-earning assets	1,267,740	42,892	3.38	1,217,942	41,547	3.41
Total noninterest-earning assets	78,938			73,334

Total assets	$1,346,678			$1,291,276

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking	$34,351	79	0.23	$40,412	99	0.24
Savings accounts	75,691	79	0.10	79,086	80	0.10
Money market accounts	237,782	830	0.35	221,391	846	0.38
Time certificates of deposit	390,155	4,583	1.17	343,190	4,152	1.21
Total interest-bearing deposits	737,979	5,571		684,079	5,177
Short-term borrowings and long-term debt	305,646	5,223	1.71	315,089	4,746	1.51
Interest-bearing liabilities	1,043,625	10,794	1.03	999,168	9,923	0.99
Noninterest-bearing deposits	145,519			132,923
Other noninterest-bearing liabilities	18,098			11,692
Total noninterest-bearing liabilities	163,617			144,615

Total liabilities	1,207,242			1,143,783
Total equity	139,436			147,493
Total liabilities and equity	$1,346,678			$1,291,276
Less: Tax-equivalent adjustment(2)		(416)			(556)
Net interest and dividend income		$31,682			$31,068
Net interest rate spread(4)			2.34%			2.42%
Net interest margin(5)			2.53%			2.60%
Ratio of average interest-earning
assets to average interest-bearing liabilities			121.47			121.90

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

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